SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
------------------------
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AVATAR VENTURES CORP.

(Name of small business issuer in its charter)

Nevada	3714	N/A
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

Avatar Ventures Corp.	Janet Trost
Postal Code 130021	6881-B West Charleston Blvd.
Box 2225, Ming He Road Post Office	Las Vegas
Chao Yang District, Chang Chun, Ji LIn	Nevada, 89117
133-0448-6866
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box [ x ]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]

=====================================================================================

CALCULATION OF REGISTRATION FEE

	Amount To Be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Share [1]	Offering Price	Fee [2]

Common Stock by Company	2,500,000	$0.01	$25,000
Total	2,500,000	$0.01	$25,000	$0.57

[1]     No exchange or over-the-counter market exists for Avatar Ventures Corp. common stock. The offering price was arbitrarily established by management and does not reflect market value, asserts or any established criteria of valuation.

[2]     Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Subject to Completion

PROSPECTUS

Avatar Ventures Corp.

2,500,000 Shares of Common Stock

to be sold by the registrant as the Issuer

This is the initial public offering of common stock of Avatar Ventures Corp.. and no public market currently exists for these shares. Avatar Ventures Corp. is offering for sale up to 2,500,000 shares of our common stock on a "self-written", best efforts basis at a price of $0.01 per share for a period of one hundred and eighty days from the date of this prospectus.

	Price to	Underwriting	Proceeds to
	the Public	Commissions	Avatar Ventures Corp.

Per Share:	$0.01	$0.00	$0.01
Total Offering	$25,000	$0.00	$25,000

There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by Avatar Ventures Corp. and no commissions will be paid for the sale of the 2,500,000 shares offered by Avatar Ventures Corp.

The sales price to the public is fixed at $0.01 per share until such time as the shares of common stock become traded on the Over The Counter Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB upon effectiveness of this registration statement. However, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board. If our common stock becomes quoted on the Over The Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

Our shares are of common stock are not traded anywhere.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It's illegal to tell you otherwise.

The date of this prospectus is October 31, 2007.

SUMMARY OF OUR OFFERING

Our business

Avatar Ventures Corp. was incorporated in the state of Nevada on August 17, 2006. Avatar intends to be a developer of aftermarket electronic accessories for consumer motor vehicles. The Company's first product in development is a cellular phone car adapter which enables to cellular text messages and wireless emails to be displayed on a small LCD screen attached to the car's dashboard area. Text message and emails received by the user's cellular phone will be wirelessly transmitted to the car adapter via Bluetooth technology. We expect that  a working, prototype will be completed by the end of April 2008. We currently have not advanced beyond the business plan state from our inception until the date of this filing. We plan to raise initial seed financing through the sale of our common shares as described in this offering. The initial seed financing will be put towards designing and writing software, and paying for costs related to registering the Company's common stock for public sale. We anticipate that in order for us to begin commercialization and sale of the product, we will need to raise additional capital. We currently do not have any specific plans to raise these funds.

We do not intend to open any new stores; enter into any type of new business; or, purchase equipment or other assets in the next twelve month period following the date of this prospectus. From inception until the date of this filing, we have had no material operating activities. Our current cash balance is $5. We anticipate that our current cash balance will not satisfy our cash needs for the following twelve-month period. We are applying to become a public reporting company in order to raise initial seed financing for the Company's operations and to make the Company a more attractive investment candidate for prospective investors.

The offering

Following is a brief summary of this offering:

Securities being offered by the Company	2,500,000 shares of common stock
Offering price per share	$0.01
Net proceeds to us	$25,000
Number of shares outstanding before the offering	4,500,000
Number of shares outstanding after the offering if all of the shares are sold	7,000,000

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of
July 31, 2007
(Audited)
Balance Sheet
Total Assets	$4,505
Total Liabilities	$605
Stockholders Equity (Deficit)	$3,900
From Inception
through
July 31, 2007
(Audited)
Income Statement
Revenue	$0
Total Expenses	$600
Net Loss	$(600)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with Avatar Ventures Corp.:

  Our auditors have issued a going concern opinion. This means we may not be able to achieve our objectives and may have to suspend or cease operations. Our auditors have issued a going concern opinion as at September 25, 2007. This means that there is substantial doubt that we can continue as an ongoing business without additional financing and/or generating profits. If we are unable to do so, we will have to cease operations and you will lose your investment.

  Because all of our assets and our officers and directors are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of our officers and directors. All of our assets are located outside of the United States and we do not currently maintain a permanent place of business within the United States. In addition, our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our director and officer predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada or other jurisdictions against us or our director and officer predicated upon the securities laws of the United States or any state thereof.

  Because we have only one officer and director who are responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us. We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

  Because our sole executive officer will only be devoting limited time to our operations, our operations could be sporadic which may result in periodic interruptions or suspensions of operations and a lack of revenues which may cause us to cease operations. Zhen Chen, our sole executive officer will only be devoting limited time to our operations. Ms. Chen will be devoting approximately thirty hours a week to our operations. Because Ms. Chen will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to Ms. Chen. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

  Because we do not maintain any insurance, if a judgment is rendered against us, we may have to cease operations. We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a lawsuit, we may not have sufficient funds to defend the litigation. In the event that we do not defend the litigation or a judgment is rendered against us, we may have to cease operations.

  Because all of our assets and our sole officer and directors are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of our officers and directors. All of our assets are located outside of the United States. In addition, our director and officer is a national and/or resident of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada or Canada or other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our director and officer predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in China or other jurisdictions against us, our sole officer and our directors predicated upon the securities laws of the United States or any state thereof.
  If we are not able to effectively respond to competition, our business may fail. There are many small software developers that sell software products which are similar to our proposed business venture. Most of these competitors have established businesses with a established customer base. We will attempt to compete against these groups by offering a much higher quality product compared to our competitors products with a more customizable product. However, we cannot assure you that such a strategy will be successful, or that competitors will not copy our business strategy. Our inability to achieve sales and revenues due to competition will have an adverse effect on our business operations and financial condition.
  We need to raise additional investment capital in the future in order to commence our business operations. If we are unable to raise the required investment capital, you may lose all of your investment In the current economic environment; it is extremely difficult for companies without profits or revenues, such as us, to raise capital. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. In the event we are not successful in selling our common stock, we may also seek to obtain short-term loans from our director, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our director to meet our initial capital requirement needs. If we are unable to raise the required financing, we will be unable to proceed with our business plan and you may lose your entire investment.
  Because our articles of incorporation authorize the issuance of 75,000,000 shares of common stock, an investor faces the risk of having their percentage ownership diluted in the future. We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. In the future, if we do sell more common stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. These shares may also be issued without security holder approval and, if issued, may be granted voting powers, rights, and preferences that differ from and may be superior to those of the registered shares.
  Because we are registering for public sale our common shares in the United States, our company will now need to comply with the obligations associated with being a public reporting company in the United States. If we are unable to comply with these obligations, we face the risk of being financially penalized or having the public trading of our common shares halted or ceased completely. As a public reporting company in the United States, we are required to comply with the obligations set out in the Securities Act. Examples of obligations we are required to comply with include timely filings of quarterly and annual statements and ensuring our financial statements are audited and updated. Investors face the risk of losing liquidity of their common shares, if we fail to comply with our obligations and have the trading our common shares halted or ceased.

Risks associated with this offering:

Investment risks:
  Because there is no public trading market for our common stock, you may not be able to resell your stock. There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

  Because our securities are subject to penny stock rules, you may have difficulty reselling your shares. Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.
   This offering is being conducted on a "self-writing" basis and all of the funds obtained may go solely towards offering expenses. No minimum amount is required to be sold in this offering. Our officer and director on a "self-writing" basis are selling this offering. This means no professional broker or dealer is involved in the offering of our shares and substantially increases the risk that we may be unable to sell all of our shares and therefore be unable to pay our offering expenses. Since we are not required to sell any minimum amount in this offering, we may be unable to obtain sufficient funds to become a viable company and may lose your entire investment.

USE OF PROCEEDS

	Table 1 - Sale of 100% of Issuer stock offered	Table 2 - Sale of 50% of Issuer stock offered
Gross Proceeds	$25,000	$12,500
Less Expense of Offering:
Legal Fees	1,500	1,500
Accounting Fees	3,000	3,000
Electronic Filing and Printing	400	400
Hardware Development	15,000	7,600
Working Capital (1)	5,100	-
Total Use of Proceeds	$25,000	$12,500

(1) The $10,100 designated as "working capital" has not been specifically designated for a particular use. These funds will be used solely for unanticipated expenses and contingencies including additional legal fees, accounting fees, regulatory filing fees, or EDGAR formatting fees or, in the event we do not incur any unanticipated expenses and contingencies, for hardware development.

	Table 3 - Sale of 25% of Issuer stock offered	Table 4 - Sale of 10% of Issuer stock offered
Gross Proceeds	$6,250	$2,500
Less Expense of Offering:
Legal Fees	1,500	1,500
Accounting Fees	3,000	1,000
Electronic Filing and Printing	400	-
Software Development	1,350	-
Working Capital (1)	-	-
Total Use of Proceeds	$1,350	$2,500

As the four tables above indicate:

- We will not have sufficient funds to commence operations unless substantially all of the 2,500,000 common shares being offered by us are purchased.

- In the event we only sell 250,000 of our common shares we would be unable to pay our attorneys, accountants, electronic filing and printing expenses out of the proceeds of this offering and would owe $2,000 to such individuals and entities. In addition, we would have to liquidate substantially all of our assets to make

We have estimated that we will have approximately $5,100 additional working capital if all of the 2,500,000 common shares being offered by us are sold.  These funds will be used solely for unanticipated expenses and contingencies including additional legal fees, accounting fees, regulatory filing fees, or EDGAR formatting fees or, in the event we do not incur any unanticipated expenses and contingencies, for software development. This money may or may not be enough to run the business until additional financing can be obtained. If it is not enough we will be forced to look for more funding. No arrangements have been made for this funding.

DETERMINATION OF OFFERING PRICE

The offering price of this issue was set in a purely arbitrary manner. We determined the amount of money needed to start the business; added a contingency amount; and allowed for our printing, legal and accounting costs. We also took into account the resultant number of shares in the "float" (i.e. the number of shares available to be traded). The final consideration was our perceived market capitalization or the theoretical total worth of the shares of Avatar Ventures Corp. if they were all sold at a specific price at the same time.

DILUTION

Avatar Ventures Corp., prior to this offering has 4,500,000 shares of stock issued and outstanding.

The following table illustrates the difference between the price paid by present shareholders and the price to be paid by subscribers to this offering.

	Average price paid	Average price paid subscription (50% subscription)	Percentage of Consideration (100% subscription)	Percentage of Shares held (50% subscription)	Percentage of Shares held (100% subscription)	Number of shares issued	Total Consideration
Present Shareholders	$0.001	33.61%	20.45%	83.43%	73.12%	4,500,000	$4,500
Investors in this Offering	$0.01	66.39%	79.55%	16.57%	26.88%	2,500,000	$30,000

The following table will show the net tangible value of the shares before and after shares are subscribed in this offering:

	Before Offering	After 50% of Offering	After 100% of Offering
Net Tangible Book Value per Share:	0.001	0.00228	0.00323
Increase in Net Tangible Book Value for current investors	N/A	0.00151	0.00265
Dilution factor to new investors	N/A	0.00714	0.00692

The above table  indicates that the net tangible book value of the Company is currently $0.001. If half of the this offering were subscribed to, you would lose $0.00758 value of the $0.01 you paid per share. If all of the offering were completed you would still lose $0.00692 per share of the $0.01 you invested.

"Dilution" means the difference between our public offering price of $0.01 per share and our pro forma net tangible book value per share after giving effect to this offering. Net tangible book value per share is determined by dividing our tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding. The above table shows the net tangible book value of our shares both before and after the completion of this offering.

PLAN OF DISTRIBUTION

General

We will attempt to sell a maximum of 2,500,000 shares of our common stock to the public on a "self-written" basis. There can be no assurance that any of these shares will be sold. Our gross proceeds will be $25,000 if all the shares offered are sold. Neither we nor our officer or director, nor any other person, will pay commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of the sales of shares.

The following discussion addresses the material terms of the plan of distribution.

We are offering up to 2,500,000 of our common stock at a price of $0.01 per share to be sold by our executive officer, Ms. Zhen Chen. Since this offering will conducted as a self-written offering, there can be no assurance that any of the shares will be sold. If we fail to sell all the shares we are trying to sell, our ability to implement our business plan will be materially affected, and you may lose all or substantially all of your investment.

There is currently no market for any our shares and little likelihood that a public market for such securities will develop after the closing of this offering or be sustained if developed. As such, investors may not be  able to readily dispose of any shares purchased in this offering.

Ms. Chen will restrict his participation to the following activities:

    a) Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by them of a potential purchaser;

    b) Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the contents of response are limited to information contained in a registration statement filed under the Securities Act or other offering document;

    c) Performing ministerial and clerical work involved in effecting any transaction.

Ms. Chen are fully aware of the provisions of Rule 3a4-1 under the Exchange Act  and will conduct this offering in accordance with Rule 3a4-1, and will rely upon this rule. Should Ms. Chen  conduct this offering in any way that violates Rule 3a4-1, both he and we could be subjected to enforcement proceedings, fines, and sanctions by the Securities and Exchange Commission and by  the regulatory authorities of any state or province in which our securities are offered.

Ms. Chen may purchase securities in this offering along the same terms and conditions as other public investors.

No broker or dealer is participating in this offering. If, for some reason, our directors and shareholders were to determine that the participation of a broker or dealer is necessary, this offering will be promptly amended by  a post effective amendment to disclose the details of this arrangement, including the fact that the broker or dealer is acting as an underwriter of this offering. This amendment would also detail the proposed compensation to be paid to any such broker or dealer. The post effective amendment  would also extend an offer of rescission to any investors who subscribed to  this offering before the broker or dealer was named. In addition to the foregoing requirements, we would be required to file any such amendment with the Corporate Finance Department of the National Association of Securities Dealers, Inc. and to obtain from them a "no objection" position from that organization on the fairness of the underwriting compensation. We would have to amend our filings at the state and provincial level.

The offering will remain open for a period until ______, 2007 or 180 day from the date of this prospectus, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts.

The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of the market's buyers and sellers and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

Of the 4,500,000 shares of common stock outstanding as of July 31, 2007, 4,500,000 shares were owned by our officers and directors.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $8,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

BUSINESS

Overview

Avatar Ventures Corp. was incorporated in the state of Nevada on August 17, 2006. Avatar intends to be a developer of aftermarket electronic accessories for consumer motor vehicles. The Company's first product in development is a cellular phone car adapter which enables to cellular text messages and wireless emails to be displayed on a small LCD screen attached to the car's dashboard area. Text message and emails received by the user's cellular phone will be wirelessly transmitted to the car adapter via Bluetooth technology. We expect that  a working, prototype will be completed by the end of April 2008. We currently have not advanced beyond the business plan state from our inception until the date of this filing. We plan to raise initial seed financing through the sale of our common shares as described in this offering. The initial seed financing will be put towards designing and writing software, and paying for costs related to registering the Company's common stock for public sale. We anticipate that in order for us to begin commercialization and sale of the product, we will need to raise additional capital. We currently do not have any specific plans to raise these funds.

We do not intend to open any new stores; enter into any type of new business; or, purchase equipment or other assets in the next twelve month period following the date of this prospectus. From inception until the date of this filing, we have had no material operating activities. Our current cash balance is $5. We anticipate that our current cash balance will not satisfy our cash needs for the following twelve-month period. We are applying to become a public reporting company in order to raise initial seed financing for the Company's operations and to make the Company a more attractive investment candidate for prospective investors.

Principal Products or Services and Their Markets

This is the initial stage of our business. As of the date of this filing, we have not implemented our business plan.

Avatar intends to be a developer of aftermarket electronic accessories for consumer motor vehicles. The Company's first product in development is a cellular phone car adapter which enables to cellular text messages and wireless emails to be displayed on a small LCD screen attached to the car's dashboard area.

The car adapter will be seamlessly installed within the head unit of the car, so that it will be completely hidden from the view of the driver or passengers. When the user's cellular phone receives a wireless text message or email via the cellular network, a software application installed on to the cell phone will automatically forward the message to the car adapter via wireless Bluetooth technology. The cellular message will then be forwarded and displayed onto a small LCD screen which is attached to the car's dashboard area. The user will be notified by a sound alert of a message and will then have a various set of voice activated commands to choose from to respond to the message. The device will also have speech recognition software installed so that a user can reply to a message or compose a new message via speech and totally hands free.

Initially, our product will support both the English and Chinese languages.

The initial market we plan to introduce our software to is the Chinese speaking market. The Company chose the Chinese market due to the president's familiarity with this market and also due to lower labor costs in hardware development. We plan to complete the prototype of the product by April 2008.

Competition

The current market for aftermarket car electronics is vast with many niches for different applications and functions. However, it is to the best knowledge of the Company that no such device currently exists for consumer level automobiles which has all of the functionality available in our proposed product .

Insurance

Currently, we have no insurance coverage.

Government Regulation

We are currently not subject to any government regulations.

Offices

The Company's headquarters and executive address is located at Postal Code 130021, Box 2225, Ming De Post Office, Chao Yang District, Chang Chun, Ji Lin. Our telephone number is 133-0448-6866.

Employees

We currently do not have any employees.

Subsidiaries

We do not have any subsidiaries

Bankruptcy, Receivership, or Similar Proceedings

There has been no bankruptcy, receivership, or similar proceedings

Patents and Trademarks

We do not have any patents or trademarks

Legal Proceedings

We are not a party to any material legal proceeding, nor are any of our officers, directors or affiliates' a party adverse to us in any legal proceeding.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Caution about Forward-Looking Statements

This management's discussion and analysis or plan of operation should be read in conjunction with the financial statements and notes thereto of the Company for the fiscal period ended July 31, 2007. Because of the nature of a relatively new and growing company the reported results will not necessarily reflect the future.

This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Plan of Operation For the Next Twelve Months

Our plan of operation for the twelve months following the date of this prospectus is to finish designing and building the prototype of our proposed product and to prepare for the commencement of business operations in Asia. The process may include, but not exclusively, activities such as:

        1) Completing the development of a working prototype of our product. We expect to finish this by the end of April 2008.

        2) Hiring an additional electrical engineer to support the development of our prototype. We expect to have hired a software engineer by the end of November 2007.

        3) Designing and launching a promotional website to build awareness of our product. We expect to have a website launched for the public by the end of December 2007.

        4) Approaching current  automobile manufacturers to gage their interest in partnering with our Company regarding our proposed product. We expect to begin approaching automobile manufacturers by the end of April 2008.

        5) Finding an appropriate manufacturer who is capable to handle the outsourcing of the production of our product. We expect to begin approaching factories and manufacturers by the end of April 2008.

        6) Approaching suppliers and distributors to gain appropriate sales channels for our product. We expect to begin approaching suppliers and distributors by the end of April 2008.

We expect that we will begin retail sale and going live the product's official public launch by the end of August of 2008. We expect that our business operations will become profitable by the end of February of 2009.

We estimate that our current working capital position of approximately $5 will not be sufficient to meet our short-term cash needs for the next twelve-month period. We do not intend to open any new stores; enter into any type of new business; or, purchase equipment or other assets in the next twelve month period following the date of this prospectus.

We do not have sufficient funds on hand to continue our organizational and research activities, our cash reserves are not sufficient to commence operations of our business plan. As a result, we will need to seek additional funding in the near future for the initial capital requirements of commercializing our operations. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that we can obtain short-term loans from our director or shareholders, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding through a loan from our director to meet our initial capital requirement needs.

If we are unable to raise the required financing, we may be delayed in commencing our business plan or we may have to cease operations.

If there is a need and we are unable to raise the required financing, we may be delayed in commencing our business plan.

Critical Accounting Policies and Estimates

Management's discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires that we make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. At each balance sheet date, management evaluates its estimates, including, but not limited to, those related to accounts receivable, inventories, and deferred revenue. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The estimates and critical accounting policies that are most important in fully understanding and evaluating our financial condition and results of operations are discussed below.

MANAGEMENT

Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is rAvatarved from office. The board of directors has no nominating, auditing or compensation committees.

The name, age and position of our present officers and directors are set forth below:

Name	Age	Position Held

Zhen Chen	29	President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary, and Director

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Background of officers and directors

Ms. Zhen Chen has been Avatar Ventures' president, principal executive officer, principal financial officer, principal accounting officer, treasurer and a director since the company's inception on August 18, 2006. Ms. Zhen educational background is in the field of electrical engineering, having graduated from Fudan University in Shanghai with a bachelor's degree in electrical engineering in 1991. Ms Chen has worked as a lead project manager and head product designer at several prominent electronics companies in Asia, such as Acer Taiwan and BenQ.  From 2005 to present, Ms. Chen has been the president of his own personal hardware design and works with corporate clients in developing customized design solutions.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee is that our officers and directors devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers and directors during the three most recent fiscal years. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Other
				Annual	Restricted	Securities
				Compen	Stock	Underlying	LTIP	All Other
Name and Principal		Salary	Bonus	sation	Award(s)	Options /	Payouts	Compens
Position [1]	Year	($)	($)	($)	($)	SARs (#)	($)	ation ($)

Zhen Chen	2007	0	0	0	0	0	0	0
President. Treasurer,
Secretary, and Director

[1]     All compensation received by the officers and directors has been disclosed.

Option/SAR Grants

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans.

Compensation of Directors

We do not have any plans to pay our directors any money.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of her position, if she acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of his/her shares and possess sole voting and dispositive power with respect to the shares. The address for each person is our address at postal code 130021, Box 2225, Ming De Road Post Office, Chao Yang District, Changchun, Ji Lin.

	Direct Amount of		Percent
Name of Beneficial Owner	Beneficial Owner	Position	of Class
Zhen Chen	4,500,000	President, Principal Executive Officer,	100.00%
		Principal Financial Officer, Principal
		Accounting Officer, Treasurer, Secretary
		and Director

All officer and Directors as a
Group (1 person)	4,500,000		100.00

Securities authorized for issuance under equity compensation plans.

We have no equity compensation plans.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

The Company currently has not engaged the services of a transfer agent.

CERTAIN TRANSACTIONS

We issued 4,500,000 shares of common stock to Zhen Chen one of our directors in July 2007, in consideration of $4,500.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to July 31, 2007, included in this prospectus have been audited by Kenne Ruan, 40 Hemlock Hollow Road, Woodbridge, CT, 06525..

LEGAL MATTERS

Certain legal matters with respect only to the validity and nonassessability under Nevada law of the Shares of Common Stock will be passed on for the Company by Robertson & Williams, 3033 N.W.63rd Street, Suite 200, Oklahoma City, Oklahoma, 73116-3607.

FINANCIAL STATEMENTS

Our fiscal year end is July 31. We will provide audited financial statements to our stockholders on an annual basis.

Our financial statements from inception to July 31, 2007 (audited) immediately follow:

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Avatar Ventures Corp.

(A  Development Stage Company)

We have audited the accompanying balance sheet of Avatar Ventures Corp. as of July 31, 2007 and the related statements of operations, changes in shareholders' equity and cash flows for the period from August 14, 2006 (inception) to July 31, 2007. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Avatar Ventures Corp. as of July 31, 2007, and the results of its operation and its cash flows for the period from August 14, 2006 (inception) to July 31, 2007 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Compnay's losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut September 25, 2007

Avatar Enterprise Corp.
(A Development Stage Company)
Balance Sheet

As of
July 31,
2007

ASSETS
Current Assets

Cash	5
Subscription Receivable	4,500
TOTAL ASSETS	4,505

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts Payable and Other Liabilities	605
TOTAL LIABILITIES	605

Stockholders' Equity (Deficit)
Common stock ($.0001 par value, 75,000,000
shares authorized; 4,500,000 shares issued and
outstanding as of July 31, 2007)	4,500
Deficit accumulated during development stage	(600)
..
Total Stockholders' Equity (Deficit)	3,900

TOTAL LIABILITIES &
STOCKHOLDERS' EQUITY (DEFICIT)	$4,505

The accompanying notes are an integral part of the financial statements.

Avatar Enterprise Corp.
(A Development Stage Company)
Statements of Operations

August 17, 2006
(inception)
through
July 31,
2007

Revenues

Revenues	$--

Total Revenues

General & Administrative Expenses
Filing fees	50
Professional fees	550

Total General & Administrative Expenses	600

Net Loss	$(600)

Net loss per share	$(0.18)
Basic and Diluted

Weighted average number of
common shares outstanding	3,378
Basic and Diluted

The accompanying notes are an integral part of the financial statements.

Avatar Enterprise Corp.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity (Deficit)
From August 17, 2006 (inception) through July 31, 2007

				Deficit
				Accumulated
	Common	Common	Additional	During	Total
	Stock	Stock	Paid-in	Development
		Amount	Capital	Stage

Common stock issued for cash - at $0.001 per share, July 21, 2007	4,500,000	$4,500	$--	$--	$4,500

Net loss, for the period from August 17, 2006 from July 31, 2007				(600)	(600)

Balance April 30, 2007	4,500,000	$4,500	$--	$(600)	$3,900

The accompanying notes are an integral part of the financial statements.

Avatar Enterprise Corp.
(A Development Stage Company)
Statement of Cash flows

August 17, 2006
(inception)
through
July,
2007

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	(600)
Increase in Accounts Payable	605

Net cash provided by (used in) operating activities	5

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	-

Net increase (decrease) in cash	5

Cash at beginning of year	-
Cash at end of year	5

NONCASH INVESTING AND FINANCING ACTIVITIES:
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$--
Income taxes paid	$--

The accompanying notes are an integral part of the financial statements.

Avatar Enterprise Corp.

 (A Development Stage Company)

Notes to Financial Statements

For the Period From August 17, 2006 (inception) to July 31, 2007

1.         Nature and Continuance of Operations

Avatar Ventures Inc. was incorporated on August 17, 2006, under the laws of the state of Nevada, U.S.A. Operations started on that date.

Avatar Ventures Inc. is commencing operations as a developer of aftermarket electronic accessories for motor vehicles.

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Foreign Currency Translation

Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the period end exchange rate, non-monetary assets are translated at historical exchange rates and all income and expenses are translated at average exchange rates prevailing during the period. Foreign currency translation adjustments are included in income.

Loss Per Share

Loss per share has been calculated based on the weighted average number of shares outstanding.

Fair Value of Financial Instruments

The respective carrying value of certain on-balance sheet financial instruments approximate their fair values. These financial statements include cash, receivables, advances receivable, cheques issued in excess of cash, accounts payable and property obligations payable. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. Unless otherwise noted, fair values        were assumed to approximate carrying values for these financial          instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

Use of Estimates

font-family:"Times New Roman"">The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from these estimates.

Financial Instruments

font-family:"Times New Roman"">The carrying value of the Company's financial instruments consisting of cash equivalents and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes

Basic and Diluted Net Loss Per Share

In accordance with SFAS No. 128, "Earnings Per Share', the basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As at font-family:"Times New Roman"">July 31, 2007, diluted net loss per share is equivalent to basic net loss per share.

font-family:"Times New Roman"">
font-family:"Times New Roman"">Comprehensive Income

font-family:
"Times New Roman"">The Company adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.
font-family:"Times New Roman"">
font-family:"Times New Roman"">The Company has no elements of "other comprehensive income" during the period ended July 31, 2007.

New Accounting Standards

Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

3.             CAPITAL STOCK

Authorized - 75,000,000 common shares with a par value of $0.001 per share.

Issued - 4,500,000 common shares at $0.001 per share.

	Shares
	#	$
Balance, July 31, 2007	4,500,000	4,500

4.             RELATED PARTY TRANSACTIONS

 The Company's sole officer has loaned the company $5, without interest and fixed term of repayment.

5.             SUBSEQUENT EVENTS

In August 2007, the Company received $4,500 from the Company's sole officer for payment in full of the 4,500,000 the Company's common stock subscribed to in July 2007.

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are
indemnified as to personal liability as provided by the Nevada Revised Statutes
("NRS") and our bylaws. Section 78,7502 of the NRS provides that a corporation may eliminate personal liability of an officer or director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such indemnification is limited if such party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

Our articles of incorporation and
bylaws allow us to indemnify our officers and directors up to the fullest extent permitted by Nevada law, but such indemnification is not automatic. Our bylaws provide that indemnification may not be made to or on behalf of a director or officer if a final adjudication by a court establishes that the director or officer's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

Unless limited by our articles of
incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee

$

10.00

Printing Expenses

$

400.00

Accounting/administrative Fees and Expenses

$

3,000.00

Legal Fees/ Expenses

$

1,500.00

Transfer Agent Fees

$

1,000.00

TOTAL

$

5,910.00

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

a)

In July 2007, we issued 4,500,000 shares of common stock to Zhen Chen; in consideration of $0.001 per share or a total of $4,500.

We issued the foregoing 4,500,000 shares of common stock as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons.

* All of the above offerings and sales
of securities have not been registered under the Securities Act of 1933, and have been issued in reliance upon an exemption from registration requirements of the Securities Act of 1933 provided by Regulation S promulgated under the
Securities Act. Our issuance complies with the requirements of a Regulation S offering. All of the above investors are normally resident outside of the United
States; the transaction took place outside the U.S.; no directed selling efforts were made in the U.S. by Avatar Ventures Corp., any distributor, any affiliate or any person acting on behalf of the foregoing; the securities were offered and sold in a foreign directed offering to residents thereof.

No advertising or general solicitation
was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were friends or associates of executive officers of Avatar Ventures Corp. in accordance with the requirements of the
Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27.     EXHIBITS.

 The following exhibits are filed with this Form SB-2 registration statement:

Exhibit No.

Document Description

3.1

Articles of Incorporation

3.2

Bylaws

5.1

Opinion of Robertson & Williams

23.1

Consent of Kenne Ruan, CPA.

23.2
Consent of Robertson & Williams

ITEM 28.     UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Not withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form SB-2 Registration Statement and has duly caused this amended Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in
Chang Chun, Ji Lin, China on this October 31, 2007.

Avatar Ventures Corp.

BY:

/s/ Zhen Chen

Zhen Chen, President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary and a member of the Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints
Zhen Chen, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature

Title

Date

/s/ Zhen Chen

President, Principal Executive Officer,

October 31, 2007

Zhen Chen

Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary, and Director